UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2007
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri		63141

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(314) 542-2109
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 31, 2007, in connection with the spin-off of Patriot Coal Corporation (“Patriot” or the “Company”) from Peabody Energy Corporation (“Peabody”), Patriot entered into a Credit Agreement with Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender and the lenders from time to time party thereto (the “Credit Agreement”).
     The Credit Agreement provides for a four-year revolving loan facility of $500,000,000, which includes a $50,000,000 swingline sub-facility and a letter of credit sub-facility. Loans and Letters of Credit under the Credit Agreement are available to the Company in U.S. dollars. Availability of the revolving facility is conditioned on the consummation of the spin-off, which will be accomplished through a special dividend of all outstanding shares of Patriot to Peabody shareholders. The proceeds of the Credit Agreement shall be used by the Company for working capital, capital expenditures and other general corporate purposes of the Company.
     The obligations under the Credit Agreement are secured by substantially all the assets of the Company and its domestic subsidiaries, pursuant to a pledge and security agreement dated as of October 31, 2007, among the Company, several of its subsidiaries and Bank of America, N.A., as administrative agent (the “Pledge and Security Agreement”) as well as mortgages for all fee-owned real property and certain leased real property.
     The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants.
     If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.
     The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The description of the Pledge and Security Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated October 31, 2007, among Patriot Coal Corporation, Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender and the lenders from time to time party thereto.
10.2	Pledge and Security Agreement, dated October 31, 2007, among Patriot Coal Corporation, certain subsidiaries of Patriot Coal Corporation and Bank of America, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT COAL CORPORATION
By:	/s/ Joseph W. Bean
	Name:	Joseph W. Bean
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Dated: October 31, 2007

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated October 31, 2007, among Patriot Coal Corporation, Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender and the lenders from time to time party thereto.
10.2	Pledge and Security Agreement, dated October 31, 2007, among Patriot Coal Corporation, certain subsidiaries of Patriot Coal Corporation and Bank of America, N.A.